UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2022

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Avenue, 12th Floor	10017
New York, NY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2690

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 Results of Operations and Financial Condition

On November 2, 2022, INNOVATE Corp. (the “Company”) issued a press release announcing its results for the three and nine months ended September 30, 2022 (the “Earnings Release”) and posted the INNOVATE Corp. Third Quarter 2022 Conference Call Investor Presentation to its Investor Relations section of the Company’s website at http://www.innovatecorp.com.

A copy of the Earnings Release and the investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 27, 2022, INNOVATE Corp. (the “Company”) received a written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (“Section 802.01C”), as the average closing price of the Company’s common stock (the “Common Stock”) was less than $1.00 per share over a consecutive 30 trading-day period. The Notice has no immediate impact on the listing of the Company’s Common Stock on the NYSE, subject to the Company’s compliance with the NYSE’s other continued listing requirements.

The Company plans to notify the NYSE that it intends to regain compliance and is considering all available options that are in the best interests of the Company and its shareholders. Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the Notice to regain compliance with the minimum share price requirement. The Company may regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the six-month cure period the Common Stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If the Company is unable to regain compliance with the $1.00 share price rule within this period, the NYSE will initiate procedures to suspend and delist the Common Stock.

Item 7.01 Regulation FD Disclosure

As previously announced, the Company will conduct a conference call today, Wednesday, November 2, 2022 at 4:30 p.m. ET. The presentation slides to be used during the call, attached hereto as Exhibit 99.2, will be available on the “Investor Relations” section of the Company’s website (http://www.innovatecorp.com) immediately prior to the call.  The conference call and the presentation slides will be simultaneously webcast on the “Investor Relations” section of the Company’s website beginning at 4:30 p.m. ET on Wednesday, November 2, 2022.  The information contained in, or that can be accessed through the Company’s website is not a part of this filing.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of INNOVATE Corp., dated November 2nd, 2022
99.2	INNOVATE Corp. Third Quarter 2022 Conference Call Investor Presentation
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATE Corp.

November 2, 2022	By:	/s/ Michael J. Sena

Name: Michael J. Sena
Title: Chief Financial Officer